EXHIBIT 99.1



                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY


NEXTEL COMMUNICATIONS, INC.,                                )
a Delaware corporation, and NEXTEL WIP                      )
CORP., a Delaware corporation,                              )   C.A. No.
                                                            )   1704-N
                  Plaintiffs-Counterclaim Defendants,       )
                                                            )
v.                                                          )
                                                            )
NEXTEL PARTNERS, INC., a Delaware                           )
corporation,                                                )
                                                            )
                  Defendant-Counterclaim Plaintiff.         )
                                                            )

                            ANSWER AND COUNTERCLAIMS

        Defendant-Counterclaim Plaintiff Nextel Partners, Inc. ("Nextel Partners"), as and for its answer and counterclaims against Plaintiffs-Counterclaim Defendants Nextel Communications, Inc. and Nextel WIP Corp. ("NWIP", and together with Nextel Communications, Inc. "Nextel Communications"), alleges as to itself upon personal knowledge, and otherwise upon information and belief, as follows:

                                     ANSWER

        1. Admit the allegations of paragraph 1.

        2. Deny the allegations of paragraph 2, except admit that Nextel Partners is a Delaware corporation; that Nextel Partners' total market capitalization based on recent market prices is approximately $7 billion; that approximately 68% of Nextel Partners' equity is publicly traded Class A stock; and that Class B common stock owned by NWIP accounts for approximately 32% of Nextel Partners' equity.

        3. Admit the allegations of paragraph 3.


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                              NATURE OF THE ACTION

        4. State that paragraph 4 contains a conclusion of law to which no response is required.

        5. Deny the allegations of paragraph 5, except admit that certain disputes exist between the parties as to the interpretation of the charter.

        6. Deny the allegations of paragraph 6, except admit that Section 5.7(b) of the charter sets forth a definition of "Fair Market Value" ("FMV"), and respectfully refer the Court to the charter for the complete terms thereof.

        7. Deny the allegations of paragraph 7, except (a) admit that Section 5.7(c) of the charter contemplates an appraisal process involving at least two, and possibly a third, appraiser, which third appraiser's valuation may ultimately determine the put price, and respectfully refer the Court to the charter for the complete contents thereof; (b) aver that Section 5.7(b) of Nextel Partners' charter explicitly provides that "the First Appraiser and the Second Appraiser will each render to the stockholders its written report on the Fair Market Value of [Nextel Partners]"; and (c) admit that Nextel Partners has issued a proxy statement and refer the Court to the proxy statement for the complete contents thereof.

        8. Deny the allegations of paragraph 8, except admit that Section 5.7(a) of the charter requires the appraisers to determine the FMV in accordance with the definition provided in the charter, and refer the Court to the charter for the complete contents thereof.

        9. Deny the allegations of paragraph 9.

        10. Admit the allegations of paragraph 10, and respectfully refer the Court to the charter for the complete terms thereof.

        11. Deny the allegations of paragraph 11, except admit that (a) the consummation of the merger of a subsidiary of Sprint Corporation ("Sprint") and the predecessor of Nextel

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Communications on August 12, 2005 constituted a Nextel Sale for purposes of the charter; that (b) if the holders of a majority of Class A stock vote to exercise the put, NWIP must purchase the Class A stock (and all the holders must sell that stock); and that (c) a meeting of Nextel Partners' Class A stockholders is scheduled for October 24, 2005 to vote on whether to exercise the put or postpone the meeting.

        12. Deny the allegations of paragraph 12, except (a) deny knowledge or information sufficient to form a belief as to the truth of the allegation as to Nextel Communications' views in merging with Sprint; (b) admit that the Sprint-Nextel merger was formally announced on December 15, 2004; (c) admit that an article concerning the possibility of a merger between Sprint and Nextel appeared in the WALL STREET JOURNAL on or about December 9, 2004, and respectfully refer the Court to such article for the complete contents thereof;
(d) admit that securities analysts have made statements regarding the potential impact of a Sprint-Nextel merger on Nextel Partners, and respectfully refer to the Court to such statements for the complete contents thereof.

        13. Deny the allegations of paragraph 13.

        14. Deny the allegations of paragraph 14.

        15. Deny the allegations of paragraph 15, except admit that on June 23, 2005, Nextel Partners announced that a special committee of Nextel Partners' board of directors had decided to recommend that Nextel Partners' Class A stockholders vote to exercise the put.

        16. Admit the allegations of paragraph 16.

        17. Admit the allegations of paragraph 17.

        18. Deny the allegations of paragraph 18, except admit that if the holders of a majority of Class A stock vote to exercise the put, Nextel will be required to purchase the Class

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A stock based at a Fair Market Value price determined in accordance with the provisions of the charter, and respectfully refer the Court to the charter for the complete terms thereof..

        19. Deny the allegations of paragraph 19, except admit that Nextel Communications has acknowledged its obligation to acquire the Class A shares under the terms set forth in the charter; and admit that if the holders of a majority of Class A stock vote to exercise the put, Nextel will be required to purchase the Class A stock based at a Fair Market Value price determined in accordance with the provisions of the charter, and respectfully refer the Court to the charter for the complete terms thereof.

        20. Deny the allegations of paragraph 20, except admit that time is of the essence and aver that in stark contrast to its allegation, Nextel Communications has refused to accelerate the put process and has threatened to delay that process and the consummation of the put.

        21. Deny the allegations of paragraph 21, except admit that the provisions of Nextel Partners' charter set forth the terms governing the put process and respectfully refer the Court to the charter for the complete terms thereof.

        22. Deny the allegations of paragraph 22, except admit that the provisions of Nextel Partners' charter set forth the terms governing the put process and respectfully refer the Court to the complete terms thereof.

        23. Deny the allegations of paragraph 23, except admit that it is imperative that the fairness, objectivity, and integrity of the charter's valuation process be preserved and protected.

        24. Deny the allegations of paragraph 24, except admit that (a) section 5.7(b) contains the quoted language, among other language, and respectfully refer the Court to the char-

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ter for the complete terms thereof; and (b) admit that assuming the Partners'
Class A stockholders vote to exercise the put, the Start Date will be no later than November 13, 2005.

        25. Deny the allegations of paragraph 25, except admit that the provisions of Nextel Partners' charter set forth the terms governing the put process and respectfully refer the Court to the charter for the complete terms thereof.

        26. Deny the allegations of paragraph 26, except (a) admit that Nextel Partners retained Morgan Stanley & Co. Incorporated ("Morgan Stanley") in January 2005 to act as financial advisor to its Special Committee, including in connection with the Special Committee's consideration of whether or not to recommend that the holders of Class A common stock vote to exercise the put, and to provide an appraisal of the fair market value of Nextel Partners in the event the put were exercised; (b) admit that NWIP has not yet designated the Second Appraiser; and (c) aver that Nextel Partners has asked Nextel Communications to designate the Second Appraiser in order to facilitate the expeditious conduct of the appraisal but that Nextel has refused to do so.

        27. Deny the allegations of paragraph 27, except admit that Section 5.7(c) of the charter sets forth the terms governing the put process, and respectfully refer the Court to the complete terms thereof.

        28. Deny the allegations of paragraph 28, except admit that Section 5.7(a) of the charter sets forth the definition of "Fair Market Value" to be applied by the appraisers and respectfully refer the Court to the charter for the complete terms thereof.

        29. Deny the allegations of paragraph 29, except admit that the appraisers are required to apply the definition of "Fair Market Value" set forth in the charter, and respectfully refer the Court to the charter for the complete terms thereof.

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        30. Deny the allegations of paragraph 30, except admit that Nextel
Partners has issued a proxy statement regarding the potential exercise of the put right and respectfully refer the Court to that proxy statement for the complete contents thereof; and admit that there are fundamental disputes regarding the put that require judicial resolution..

        31. Deny the allegations of paragraph 31, except (a) admit that there are certain disputes between the parties regarding the put process; (b) aver that Section 5.7(b) of Nextel Partners' charter explicitly provides that "the First Appraiser and the Second Appraiser will each render to the stockholders its written report on the Fair Market Value of [Nextel Partners]"; (c) admit that Nextel Partners has issued a proxy statement in which it has stated that "the first appraiser and the second appraiser are each to render to the holders of Class A common stock its written report on the fair market value of Nextel Partners," and respectfully refer the Court to the proxy statement for the complete contents thereof; (d) admit that Nextel Partners has asserted that a premium is appropriate in the context of a discounted cash flow ("DCF") analysis; (e) aver Section 5.7(a) of Nextel Partners' charter explicitly provides that "In all cases, Fair Market Value for [Nextel Partners] will include a control premium," and respectfully refer the Court to the charter for the complete terms thereof.

        32. Deny the allegations of paragraph 32, except admit that Nextel Communications seeks declaratory relief.

        33. Admit the allegation of paragraph 33 that there is an actual controversy between Nextel Communications and Nextel Partners.

        34. Deny the allegations of paragraph 34 except to admit that the proxy statement advises Nextel Partners stockholders about issues material to the put and admit that there are a number of disputes between the parties regarding the operation of the put.

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        35. Deny the allegations of paragraph 35, except admit that the quoted language appears in Nextel Partners' charter, along with other, relevant language, and respectfully refer the Court to the charter for the complete terms thereof.

        36. Deny the allegations of paragraph 36, and respectfully refer the Court to the charter for the complete terms thereof.

        37. Deny the allegations of paragraph 37, and respectfully refer the Court to the charter for the complete terms thereof.

        38. Deny the allegations of paragraph 38.

        39. Deny the allegations of paragraph 39, and aver that, as set forth more fully in Nextel Partners' counterclaims, Nextel Communications has itself publicized its views on the put process and the value of Nextel Partners Class A shares and has engaged in a public campaign to talk down the trading price of Nextel Partners' stock, create uncertainty about the exercise of the put, and foster delay.

        40. Deny the allegations of paragraph 40.

        41. Paragraph 41 alleges a legal conclusion to which no responsive pleading is required. To the extent such a pleading is required, Nextel Partners denies the allegations of paragraph 41.

        42. Paragraph 42 alleges a legal conclusion to which no responsive pleading is required. To the extent such a pleading is required, Nextel Partners denies the allegations of paragraph 42.

        43. Deny the allegations of paragraph 43, and respectfully refer the Court to the charter for the complete terms thereof.

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        44. Deny the allegations of paragraph 44, except admit that Nextel
Partners selected Morgan Stanley as its financial adviser and, in that capacity it has provided financial advice to a Special Committee of the Nextel Partners board of directors, and admit that it has selected Morgan Stanley to serve as the First Appraiser in the event that Nextel Partners shareholders determine to exercise their put right.

        45. Deny the allegations of paragraph 45 and respectfully refers the Court to the proxy statement for the complete contents thereof.

        46. Deny the allegations of paragraph 46.

        47. Deny the allegations of paragraph 47.

        48. Paragraph 48 alleges a legal conclusion to which no responsive pleading is required. To the extent such a pleading is required, Nextel Partners denies the allegations of paragraph 48.

        49. Admit that Section 5.7(a) of the charter contains the quoted words among other words and respectfully refer the Court to the charter for the complete terms thereof.

        50. Deny the allegations of paragraph 50, except admit that Nextel Partners' stock is publicly traded.

        51. Admit that the proxy statement contains the quoted words among others, and respectfully refer the Court to the proxy statement for the complete terms thereof.

        52. Deny the allegations of paragraph 52, except admit that the charter requires that the appraisers "will take into consideration (i) the trading activity and history of the Corporation's stock and (ii) the Corporation's most recent "unaffected" public market stock price" but does not dictate the weight that the appraisers are to give either of these factors in determining fair market value.

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        53. Deny the allegations of paragraph 53.

        54. Paragraph 54 alleges a legal conclusion to which no responsive pleading is required. To the extent such a pleading is required, Nextel Partners denies the allegations of paragraph 54.

        55. Deny the allegations of paragraph 55, and aver that while the appraisers may if they so determine it is appropriate take the opportunities and risks associated with evolving technology into account in determining the Fair Market Value of Partners Class A shares, they must do so in a manner consistent with the requirements of and assumptions contained in the definition of Fair Market Value contained in the charter.

        56. Admit that Nextel Communications has asserted certain (erroneous) beliefs with respect to the application of the definition of Fair Market Value, admit that Nextel Partners disputes certain of the positions taken by Nextel Communications, and respectfully refer the Court to the proxy statement for the complete contents thereof.

        57. Deny the allegations of paragraph 57.

        58. Paragraph 58 alleges a legal conclusion to which no responsive pleading is required. To the extent such a pleading is required, Nextel Partners denies the allegations of paragraph 58.

        59. Admit the allegation of paragraph 59 and aver that Nextel Communications by this suit is seeking to read out of the charter the requirement of Section 5.7(a) that states that the Fair Market Value of Nextel Partners' Class A shares under the put "in all cases . . . will include a control premium."

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        60. Deny the allegations of paragraph 60, except admit that the DCF methodology is one of several methodologies that is commonly used and could be used by the appraisers here, and respectfully refer the Court to the proxy statement for the complete terms thereof.

        61. Deny the allegations of paragraph 61, and respectfully refer the Court to the opinions cited and proxy statement for the complete terms thereof.

        62. Paragraph 62 alleges a legal conclusion to which no responsive pleading is required. To the extent such a pleading is required, Nextel Partners denies the allegations of paragraph 62.

        63. Nextel Partners repeats and re-alleges and incorporates by reference its response to each allegation set forth above.

        64. Admit that an actual controversy exists between Nextel Communications and Nextel Partners regarding the interpretation and application of the terms and provisions of the charter relating to the put process and the determination of Fair Market Value

        65. Paragraph 65 alleges a legal conclusion to which no responsive pleading is required. To the extent such a pleading is required, Nextel Partners denies the allegations of paragraph 65.


                                  FIRST DEFENSE
                           (FAILURE TO STATE A CLAIM)

        66. The Complaint fails to state a claim upon which relief may be granted.

                                 SECOND DEFENSE
                                 (UNCLEAN HANDS)

        67. As set forth more fully in Nextel Partners' Counterclaims, below, since December 2004 Nextel Communications has engaged in a calculated campaign of seeking to drive down Nextel Partners' share price, lower the price that Nextel Communications would ul-

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timately be required to pay under the put, and create uncertainty in the marketplace about the timing and ultimate value of the put.

        68. Nextel Communications' conduct turns its claim of an "unfair playing field" on its head. If anything, it is Nextel Communications that has improperly sought to inject its views about the appraisal process into the marketplace, to "taint" potential third appraisers, and to create an atmosphere in which potential third appraisers will feel intimidated by Sprint Nextel Corporation and the fear of losing future investment banking business. Nextel Communications has not acted equitably, and cannot equitably seek relief from this Court.

        69. Nextel Communications is not entitled to any relief because it comes before this Court with unclean hands.

                                  THIRD DEFENSE
                                    (LACHES)

        70. Nextel Communications has been aware since late January 2005 that Nextel Partners retained Morgan Stanley to act as financial advisor to its Special Committee, including in connection with the Special Committee's consideration of whether or not to recommend that the holders of Class A common stock vote to exercise the put, and to provide an appraisal of the fair market value of Nextel Partners in the event the put were exercised.

        71. To the extent Nextel Communications claims that the appointment of Morgan Stanley conveyed some sort of unfair advantage, such purported advantage was apparent nearly eight months ago. Nextel Communications could have sought an adjudication of its claim at any time without the prospect of delaying the timing of the put process, but instead chose to wait until the last minute and to seek additional delay.

        72. Nextel Communications' claims therefore are barred by the doctrine of laches.

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                                  COUNTERCLAIMS

        73. Since the formation of Nextel Partners and the inception of its joint venture with Nextel Communications nearly seven years ago, Nextel Partners shareholders have relied on the existence of the "put" right in Nextel Partners' charter and associated appraisal procedures to protect the value of their investment in the event of a sale of Nextel Communications. The recently completed merger of Nextel Communications and Sprint Corporation ("Sprint") to form Sprint Nextel Corporation ("Sprint Nextel") has triggered the right of Nextel Partners' Class A shareholders to invoke this put and thereby require NWIP to purchase their Class A shares at "Fair Market Value" as defined, a value that, by the express terms of the Nextel Partners charter, must include a control premium. The timely and appropriate conduct of the put process is thus of paramount importance to Nextel Partners and the holders of its Class A shares.

        74. The commencement of this action by Nextel Communications is the latest tactical maneuver in its ongoing campaign to subvert and inject delay and uncertainty into the put process. The gravamen of the complaint is that Nextel Partners has somehow sought to "tilt the playing field" to its own advantage by retaining Morgan Stanley in January 2005, before the Class A shareholders vote to exercise the put, and by providing Morgan Stanley with certain non-public information in order to enable Morgan Stanley to advise a Special Committee of the Nextel Partners board on whether it should recommend to Nextel Partners' shareholders that they vote to exercise the put. To remedy this supposed wrong, Nextel Communications asks this Court to override the time periods set forth in the charter and delay the put process for an indeterminate period of time, ostensibly to allow Nextel Communications and its yet-to-be-designated appraiser to "catch up."

        75. The claim is frivolous. As alleged below: (a) Nextel Communications has stated that it has an in-depth understanding of Nextel Partners' business and operations; (b)

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Nextel Communications has known since at least December 2004 that its merger with Sprint would trigger the put process and that it was likely, if not certain, that the put would be exercised; (c) Nextel Communications has made repeated public statements since December 2004, including in filings with the Securities and Exchange Commission ("SEC"), setting forth its views on the value of Nextel Partners; (d) Nextel Partners has encouraged Nextel Communications to appoint its appraiser and thereby facilitate the exchange of information between both sides, but Nextel Communications has refused to do so; (e) together with Sprint, Nextel Communications has five major investment banking firms available to assist it in appraising the Fair Market Value of Nextel Partners; and (f) any of these firms is fully capable of completing an appraisal within the time frame provided by the Nextel Partners charter. Indeed, Nextel Communications has even sought to bias any potential third appraiser by stating that any investment bank that agreed to serve in that role would be inclined to favor Sprint Nextel because it would be afraid of alienating Sprint Nextel and losing Sprint Nextel's substantial investment banking business going forward. In the face of these facts, Nextel Communications' claim of an "unfair playing field" and its plea for delay simply fall flat.

        76. Equally without substance is the claim that Nextel Partners would subvert the put process by disclosing to its shareholders the reports issued by the appraisers appointed by Nextel Partners and Nextel Communications. The charter is unambiguous: it requires that, on or prior to the 45th day following appointment of the first two appraisers, each of the two appraisers must "render to the shareholders its written report on the Fair Market Value" of Nextel Partners. This disclosure requirement became more, not less, imperative when Nextel Partners became a public company.

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        77. Nextel Communications' can hardly claim that it would be prejudiced by this disclosure given that it has spent the last four months on an aggressive campaign to disseminate its own views on the valuation of Nextel Partners through public filings and statements as well as private conversations with analysts and investors. Particularly in light of this, Nextel Communications should not be heard to claim that the charter provision that the third appraiser "will not be informed of the values" determined by the first two appraisers means anything more than that the parties will not "inform" the third appraiser of the values determined by the first two appraisers, but Nextel Partners must nonetheless disclose the first two appraisal reports themselves to the Nextel Partners shareholders.

        78. Alternatively, the court should direct the parties to appoint the third appraiser in advance of the receipt of the first two appraisal reports and have the third appraiser conduct its valuation analysis in parallel with the first two. This would permit the third appraiser to complete its valuation by the 45th day following selection of the first two appraisers (which is the deadline for completion of the first two appraisals), and to deliver its sealed report simultaneously with the delivery of the first two appraisers' reports. The first two appraisers' reports could then be fully disclosed as required by the charter and Nextel Partners' disclosure obligations, and the third appraiser's report would be opened only under the circumstances that would require a third appraiser under Nextel Partners' charter, I.E., if the first two appraisers' valuations were more than 10% apart.

        79. The substantive positions that Nextel Communications has advanced are equally unfounded. For example, Nextel Communications claims that Nextel Partners' "most recent unaffected public market stock price" MUST be reflected in the appraisers' Fair Market Value findings. But whereas the charter explicitly provides that the final valuation "SHALL be de-

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termined" (emphasis added) on the basis of a number of assumptions, the unaffected stock price is not one of the mandatory factors. Rather, the charter simply provides that the unaffected stock price -- along with the "trading activity and history of Partners' stock" -- is a factor that the appraisers "will take into consideration." It is for the appraisers, not a court, to determine the weight, if any, to be given to this factor.

        80. Nextel Communications also invokes Delaware case law, decided under an inapplicable appraisal statute based on very different standards from the fair market value definition in Nextel Partners' charter, to support its claim that a control premium cannot be added in the context of a Discounted Cash Flow ("DCF") analysis. There is no such limitation in the charter or in Delaware law. To the contrary: Section 5.7(e) could not be more clear that "[i]n ALL CASES, Fair Market Value for [Nextel Partners] WILL INCLUDE A CONTROL PREMIUM and there will be no minority or illiquidity discount." (Emphasis added.) And ironically, in one of the cases that Nextel Communications relies upon for the proposition that a premium is inappropriate in the context of a DCF analysis, this Court recognized that, in fact, the "willing buyer" had paid the "willing seller" an 18.4% premium to the mid-range of the seller's DCF value.

        81. Accordingly, as more fully set forth below, Nextel Partners by these counterclaims seeks an order: (a) directing the parties to conduct the appraisal in accordance with the timeframe specified in the Nextel Partners charter; (b) requiring full disclosure of the first two appraisers' reports as required by the charter or, alternatively, directing the parties to retain the third appraiser on or prior to November 28, 2005, and to require the third appraiser to render its report on or prior to December 29, 2005; (c) directing that the retention agreement with the third appraiser provide that the third appraiser will not solicit or accept investment banking business from Sprint Nextel or any of its subsidiaries for a period of three years; and (d) declaring that all

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appraisers must include a control premium in their valuation of Nextel Partners.
Nextel Partners also seeks the additional relief set forth in more detail below.

                                    PARTIES

        82. Defendant-Counterclaim Plaintiff Nextel Partners, Inc. is a Delaware corporation with its principal place of business in Kirkland, Washington. Through its wholly-owned subsidiary Nextel Partners Operating Corp., Nextel Partners provides wireless communications service to over 1.9 million subscribers located in 31 states under the "Nextel" brand name. Nextel Partners' markets generally consist of smaller and mid-sized cities and rural areas.

        83. Plaintiffs-Counterclaim Defendants Nextel Communications, Inc. and Nextel WIP Corp. are Delaware corporations. Following the consummation of the Sprint-Nextel Communications merger on August 12, 2005, Nextel Communications became a wholly-owned subsidiary of Sprint Nextel Corp. Nextel Communications, Inc. is the parent of Nextel WIP Corp. Through subsidiaries, Nextel Communications, Inc. provides wireless communications service to approximately
15.5 million subscribers.

        84. Non-party Sprint Nextel Corporation is a Kansas corporation with its principal place of business in Reston, Virginia. Prior to the consummation of the merger with Nextel Communications, Sprint Nextel was named Sprint Corporation and, through subsidiaries and licensees, provided wireless communications service to 24 million subscribers in more than 350 metropolitan markets in the United States under the "Sprint" brand.

                       THE NEXTEL PARTNERS JOINT VENTURE

        85. At the time Nextel Partners was conceived in 1998, Nextel Communications provided wireless service in certain major United States markets under the "Nextel" brand. The technology platform that Nextel Communications used (and continues to use) is known as "iDEN." An iDEN cell phone will only work when it is able to connect with an iDEN cell site.

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As a result, in 1998, Nextel was only able to offer service in areas where approximately only 70% of the United States population resided. A Nextel subscriber who traveled outside of that service area was unable to use his or her Nextel phone outside the service area because there would be no iDEN cell site to connect to.

        86. The technology used by Sprint and other wireless communications companies is called "CDMA." A wireless provider that operates with CDMA technology can provide national service to its customers by entering into agreements with other CDMA providers that allow its subscribers to connect with (or "roam") on CDMA cells in parts of the country where the provider does not operate its own CDMA cell sites. Because there were no other wireless carriers that used the iDEN technology in areas in which Nextel Communications lacked coverage, Nextel Communications could not enter into such roaming agreements and therefore could not offer its customers service in areas of the country where Nextel Communications had not itself built out iDEN cell sites.

        87. This inability to provide national service to its customers put Nextel Communications at a significant disadvantage to its competitors. Nextel Communications recognized, therefore, that it needed to find a way to get iDEN cell sites built out and operated in the markets that it did not serve. However, Nextel Communications lacked the financial capacity to build out that iDEN network itself and to expand its focus to cover these markets.

        88. Nextel Partners was the solution. Conceived in 1998, Nextel Partners would be established as a separate entity with separate financing sources and granted the exclusive right to build out and operate a "Nextel" iDEN network in a territory consisting principally of mid-size and smaller markets across the country.

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        89. To that end, in May 1998, Nextel Communications, Nextel WIP and a
predecessor of Nextel Partners' entered into a Memorandum of Agreement (the "May 1998 Memorandum of Agreement") setting forth the proposed scope and structure of the company and its relationship with Nextel Communications. The May 1998 Memorandum of Agreement included a put provision, and provided that the equity holders other than Nextel Communications would have the right to require Nextel Communications to purchase their interests at "Fair Market Value" in the event that Nextel Communications were sold. The definition of Fair Market Value in the May 1998 Memorandum of Agreement gave the appraisers the discretion to award a control premium. The put right was included because the parties recognized that Nextel Partners' fortunes would be tied directly to Nextel Communications and its iDEN network and that, because only Nextel Communications and Nextel Partners use iDEN technology, a sale of Nextel Communications could (and likely would) create uncertainties for the future of Nextel Partners and its ability to continue to operate successfully using an iDEN network.

        90. Following the execution of the May 1998 Memorandum of Agreement, discussions ensued between Nextel Partners, Nextel Communications, and a private equity investor (DLJ Merchant Banking Partners II, L.P and certain of its affiliates), about a substantial investment in Nextel Partners' equity. As a result of these discussions, DLJ Merchant Banking entered into an August 1998 Letter of Intent providing for the terms upon which it would make a $125 million equity investment in Nextel Partners.

        91. The August 1998 Letter of Intent modified the definition of Fair Market Value contained in the May 1998 Memorandum of Agreement to require that the determination of Fair Market Value MUST include a control premium, and to require the appraisers to assume that Nextel Partners was sold in a hypothetical auction with multiple bidders that expressly ex-

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cluded from consideration any discount that might otherwise attach because
Nextel Partners was dependent upon Nextel Communications and had built out an iDEN network that was not compatible technologically with the networks constructed by every other wireless company.

        92. The transactions contemplated by the May 1998 Memorandum of Agreement and the August 1998 Letter of Intent were consummated in January 1999. At such time, Nextel Partners adopted a Restated Certificate of Incorporation that included put provisions based on the provisions contained in the August 1998 Letter of Intent. At the closing, Nextel Communications became the owner of Nextel Partners securities that were later converted into 100% of the Class B common shares of Nextel Partners (representing 32% of the equity of the company).

        93. Under the Shareholders Agreement entered into at the time of the closing, Nextel Communications was granted a seat on the Nextel Partners board of directors. From January 1999 until July 21, 2005, that seat was filled by Timothy Donahue, the CEO of Nextel Communications. Upon Mr. Donahue's resignation from the Nextel Partners board on July 21, 2005, Nextel Communications designated another Nextel Communications executive to fill that seat.

        94. In February 2000, Nextel Partners completed its initial public offering and became a publicly traded company. As part of the transaction, Nextel Partners sold approximately 27 million Class A shares to public investors, who made their $540.5 million investment, in part, in reliance upon the put provisions of the charter. Nextel Communications consented to the transaction and participated directly in the preparation of the filings and other documents necessary to effect that transaction. Accordingly, Nextel Communications was clearly aware that the charter provision requiring disclosure of the first two appraisers' reports to Nextel Partners' shareholders would mean that these reports would have to be disclosed publicly once Nextel Partners was a public company. Yet it made no effort to revise this provision or otherwise adjust the charter at that time.


                            THE PUT PROVISION OF THE
                            NEXTEL PARTNERS CHARTER

        95. The put provisions of the Nextel Partners Restated Certificate of Incorporation are located in Article V. Under Section 5.1(b)(i) of the charter, the holders of 20% of Nextel Partners' Class A shares (I.E., the shares not held by Nextel Communications) have the right to require the company to hold a special meeting to vote on whether to exercise the put right upon a "Nextel Sale." The merger of Sprint and Nextel Communications constituted a "Nextel Sale" as defined for purposes of the put provision.


        96. Under Section 5.7(b), if a majority of the Nextel Partners Class A shareholders votes to exercise the Put, within 20 days after notice is given of that vote, each of Nextel Partners and Nextel Communications must appoint a nationally recognized investment bank or appraiser to determine the "Fair Market Value" (as defined in Section 5.7(a)) of Nextel Partners. The date when both appraisers are appointed is defined as the "Start Date."

        97. Within 30 days of the Start Date, each of the two appraisers is to determine its "preliminary view" of Nextel Partners' Fair Market Value and consult with each other with respect to their respective preliminary values. On or prior to the 45th day after the Start Date, the charter provides that "the First Appraiser and the Second Appraiser will each render to the stockholders its written report on the Fair Market Value of the Corporation."

        98. Section 5.7(b) of the charter requires Nextel Partners and Nextel Communications to "cooperate with any appraisers appointed under this Section and share with each such appraiser all information relevant to a valuation of the Corporation." This provision is mu-tual: it requires both Nextel Communications and Nextel Partners to make all relevant information available to the appraisers. Information about Nextel Communications is pertinent to the appraisal by the terms of Section 5.7 itself, which as set forth below requires the appraisers to treat Nextel Partners as being at least as valuable as if it were a part of Nextel Communications, and to value Nextel Communications for purposes of determining this valuation floor.


        99. Under Section 5.7(c), if the two appraisals are within 10% of each other, then Fair Market Value is the average of the two. If the two appraisals are more than 10% apart, then the appraisal of a third nationally recognized investment banking firm or appraiser jointly selected by the first two appraisers must be consulted. The charter permits the designation of a third appraiser within 60 days after the Start Date. The third appraiser must reach its determination of Fair Market Value within 30 days after it is designated. As with the first two appraisers, Nextel Partners and Nextel Communications must cooperate with the third appraiser and provide it with "all information relevant to a valuation of the Corporation."

        100. Within 20 days after the final determination of Fair Market Value pursuant to this process, Nextel Communications (or any Class A stockholder) may challenge the determination by giving a notice of challenge. The challenge can only be sustained if the valuation is "grossly incorrect or fraudulently obtained." There is no set time period within which the challenge must be completed and no express provision requiring the payment of interest during the challenge period to compensate Nextel Partners' shareholders for any resulting delay in payment.

        101. The definition of "Fair Market Value" is set forth in Section 5.7 of Nextel Partners' charter. As previously alleged, the definition of FMV was specifically crafted by the equity investors in Nextel Partners to ensure that:
(a) regardless of the valuation technique used, Nextel Partners' Class A shareholders would in all cases receive a control premium; and (b) the put price would not be discounted by Nextel Partners' dependence on Nextel Communications, by the unique nature of the iDEN network, or by any one of a number of other factors specified in the charter.

        102. The requirement that Fair Market Value include a control premium under all circumstances is clear. Section 5.7 states, in plain terms:

          In all cases, Fair Market Value for the
          Corporation will include a control premium and there will be no minority or illiquidity discount.

        103. The definition of Fair Market Value under Section 5.7(a) explicitly assumes a hypothetical auction, with multiple bidders, structured to maximize Nextel Partners' sale price:

          "Fair Market Value" of the Corporation means the price that WOULD be paid . . . by a willing buyer to a willing seller, in an arm's-length transaction, AS IF THE CORPORATION WERE A PUBLICLY TRADED AND NON-CONTROLLED CORPORATION and the buyer was acquiring all of such Corporation Capital Stock of the Corporation, and ASSUMING that the Corporation was being sold in a manner designed to attract ALL POSSIBLE PARTICIPANTS to the sales process (including Nextel and its Competitors, subject to the provisions below) AND TO MAXIMIZE STOCKHOLDER VALUE (including, if necessary, through a public or private market sale or other disposition (including tax-free spin-offs, if possible) of businesses prohibited by legal restrictions to be owned by a particular buyer or class of buyer), with both buyer and seller in possession of all material facts concerning the Corporation and its business. (Emphasis added.)

        104. By providing that Nextel Partners must be valued as if it were a free-standing company that would be attractive to "all possible participants" in an auction, "including Nextel and its Competitors," the charter assumes that the appraisers will disregard any discount that might be applied as a result of Nextel Partners' dependence upon Nextel Communications and its commitment to the unique iDEN technology platform.

        105. This same assumption is set forth explicitly, TWICE, elsewhere in the definition. First, Section 5.7(a) sets Nextel Partners' value to Nextel Communications itself as the FLOOR in any valuation scenario:

          Fair Market Value of the Corporation shall be determined on the assumption that in a competitive acquisition market with Nextel and prospective buyers other than Nextel, THE CORPORATION WOULD BE AT LEAST AS VALUABLE TO OTHER PROSPECTIVE BUYERS AS TO NEXTEL. (Emphasis added.)

        106. Second, the Fair Market Value definition enumerates several factors that the appraisers may NOT take into account -- including a "catchall" provision (section (z) below) that specifically addresses Nextel Communications' control and the unique iDEN technology platform -- and provides that the appraisers must assume that Nextel Partners is equally attractive to all potential buyers even though it uses a unique technology platform and even though Nextel Communications has control over various aspects of its operations:

          In making the determination of Fair Market Value of the Corporation . . . THERE WILL BE NO DISCOUNT or premium included in any valuation of the Corporation relative to its business as conducted or reasonably expected to be conducted DUE TO THE FACTS THAT

          (v) the Corporation will not own but Nextel will directly or indirectly lease or otherwise make available to the Corporation certain of its rights, assets and services pursuant to the Joint
          Venture Agreement and the other Collateral
          Agreements...,

          (w) in certain circumstances Nextel will have the right to acquire the Corporation's FCC licenses,...

          (x) NEXTEL DIRECTLY OR INDIRECTLY HAS, AND MAY
          EXERCISE, CERTAIN ASPECTS OF CONTROL OVER THE
          CORPORATION'S BUSINESS AND THE CORPORATION,

          (y) Nextel directly or indirectly provides certain services and other benefits to the Corporation on a cost or subsidized basis and

          (z) there may be few potential buyers for the Corporation due to any real or perceived control of the Corporation exercised by

          Nextel or DUE TO THE FACT THAT ONLY NEXTEL HAS AN
          IDENTICAL TECHNOLOGY PLATFORM. (Emphasis added.)

        107. Section 5.7 confirms this same principle in another way, by explicitly providing that the Fair Market Value of Nextel Partners must be AT LEAST as much as the fair market value of a separable part of Nextel Communications itself. It provides:

          Fair Market Value shall be determined on the assumption that [Nextel Partners] is AT LEAST AS VALUABLE AS IF IT WERE A PART . . . OF [NEXTEL COMMUNICATIONS], with the valuation of [Nextel Partners] for purposes of this sentence being derived from a valuation of Nextel [Communications] consistent with the first sentence of this paragraph but without taking into account a control premium for [Nextel Communications] (IT BEING UNDERSTOOD THAT A CONTROL PREMIUM, HOWEVER, WILL BE APPLIED TO THE [NEXTEL PARTNERS]). (Emphasis added.)

        108. The foregoing provision requires the appraisers to create a valuation floor by valuing Nextel Communications (assuming Nextel Partners were already a part of Nextel Communications) under the same criteria as Nextel Partners, I.E., a hypothetical auction designed to maximize shareholder value, except without adding a control premium, and then adding to this value a control premium just for Nextel Partners. By creating a floor value based on the value of Nextel Partners as if it were already a part of Nextel Communications itself, the put provision ensures that Nextel Partners would not be penalized in any way by virtue of its relationship with Nextel Communications.

        109. Although Nextel Partners' charter was drafted at a time when Nextel Partners was not publicly traded, the put provision recognizes the possibility that Nextel Partners would become a public company and addresses the consideration of Nextel Partners' public trading price as a factor in determining Fair Market Value. In contrast to other put provisions, however, which plainly REQUIRE the valuation to reflect certain factors (E.G., that FMV in all cases "will include a control premium" and that FMV "shall be determined on the assumption" that

Nextel Partners is at least as valuable to other buyers as to Nextel Communications and is at least as valuable as though it were a separable part of Nextel Communications), the provision relating to trading prices states only that the company's trading history will be "take[n] into consideration":

          If the Corporation's stock is publicly traded, Fair Market Value will take into consideration (i) the trading activity and history of the Corporation's stock and (ii) the Corporation's most recent "unaffected" public market stock price.

        110. Accordingly, while the appraisers are directed to take these factors "into consideration," there is no direction as to how they should do so. The reference to "trading activity and history" of Nextel Partners' stock, for example, suggests that the appraisers should look at trading prices from the inception of Nextel Partners as a public company to the present. Doing so might lead an appraiser to the conclusion that recent trading prices reflect Nextel Partners' performance, rather than speculation about the put process, which might cause the appraiser to conclude that current stock prices reflect the "most recent unaffected" price. Moreover, even if an appraiser concluded that the "most recent unaffected" price is the price prevailing nearly a year ago, before announcement of the Sprint-Nextel Communications merger, the appraiser might go on to conclude that it would have to calculate the premiums paid in precedent transactions by reference to the trading prices of the target companies in those transactions from a year prior to the transaction. This, in turn, might greatly increase the control premium that the appraiser would apply to Nextel Partners' year-old trading price as part of determining Fair Market Value today. In asking the Court to rule on one isolated aspect of the provision relating to Nextel Partners' public trading prices, Nextel Communications ignores the wide range of considerations that the appraisers may choose to take into account with respect to this provision.

                        THE SUCCESS OF THE JOINT VENTURE

        111. Following its formation, Nextel Partners raised $3.4 billion to build and operate the company and, of this amount, directly invested in excess of $1.6 billion to construct a wireless iDEN communications network in its territory that is compatible with and integrated into the Nextel Communications iDEN network. In operating its iDEN network and otherwise providing iDEN service to its customers and to Nextel Communications' customers, Nextel Partners' operations were, in certain respects, integrated with the operations of Nextel Communications. Through such integration and otherwise, Nextel Communications had access to non-public information concerning the finances and operations of Nextel Partners and to confidential information concerning the Nextel Partners customer base.

        112. As a result of the efforts and cooperation of Nextel Partners and Nextel Communications over their seven-year operating history and as a direct result of the mutual promises made by each company to the other, "Nextel" wireless service became available in 48 states (the exceptions being Montana and Alaska). The "Nextel" brand became recognized by consumers on a nationwide basis and enabled both companies to gain customer acceptance for their products and services and enhance their competitive position against Sprint and other telecommunications companies.

                        THE SPRINT-NEXTEL COMMUNICATIONS
                         MERGER TRIGGERS THE PUT PROCESS

        113. On December 15, 2004, Sprint and Nextel Communications entered into a merger agreement pursuant to which Nextel Communications would become a wholly-owned subsidiary of Sprint. At such time, it was recognized that consummation of that transaction would trigger the put provisions of the Nextel Partners charter. The fairness opinions delivered to the Sprint board on December 15, 2004, by its two financial advisors, Lehman and Citigroup, both recite that they took the Nextel Partners put right into account in rendering their opinions.

        114. Following the announcement of the proposed Sprint-Nextel Communications merger, the Nextel Partners board, in the exercise of its fiduciary duties, formed a Special Committee comprised of the directors unaffiliated with Nextel Communications to act with respect to the put process and protect the interests of the company and its shareholders. In furtherance thereof, on January 27, 2005, the Special Committee retained Morgan Stanley to advise the Committee on whether or not to recommend to the company's Class A stockholders that they vote to exercise the put right. As part of the engagement, the Special Committee also engaged Morgan Stanley to provide an appraisal in the event that the Class A shareholders voted to exercise the put.

        115. On June 22, 2005, the Special Committee met with Morgan Stanley and the Special Committee's legal advisors and determined to recommend to Nextel Partners' shareholders that they vote to exercise the put right. The Special Committee made its recommendation, in part, on the basis of the advice provided to it by Morgan Stanley at that meeting.

        116. On August 15, 2005, Sprint and Nextel Communications consummated their merger. The consummation of the merger triggered the right of the Class A shareholders to demand that the company hold a special meeting to vote on whether to exercise the put upon the request of the holders of 20% of the Class A shares.

        117. On August 24, 2005, Nextel Partners received requests from the holders of the requisite number of shares of Class A common stock, as expected, requesting that Nextel Partners convene a special meeting of such holders to vote on whether to exercise the put.

        118. On September 22, 2005, Nextel Partners mailed definitive proxy materials to all Class A stockholders calling for a special meeting to be held on October 24, 2005. In the proxy statement, the Special Committee recommends to the Class A shareholders that they vote to exercise the put. It is anticipated that the Class A shareholders will vote overwhelmingly to exercise the put.


                         NEXTEL COMMUNICATIONS' CAMPAIGN
                      TO TALK DOWN NEXTEL PARTNERS' STOCK
                       PRICE AND SUBVERT THE PUT PROCESS

        119. Since the announcement of the Sprint-Nextel merger last December 15, Nextel Communications has made numerous statements to the public, to investors and to analysts, that have been calculated to depress Nextel Partners' stock price and ultimately lower the price that Nextel Communications will be required to pay pursuant to the put. Key components of this strategy have been to threaten to delay and create uncertainty about the put process.

        120. One way that Nextel Communications has sought to inject uncertainty into the process is by stating that it can invoke the "challenge" process under the charter regardless of the outcome of the appraisal. Under the charter, a party invoking this process would be required to demonstrate that the final Fair Market Value determination was "grossly incorrect" or "fraudulently obtained." Despite this standard, Nextel Communications has told investors that it can initiate the challenge process regardless of the outcome of the appraisal and thereby delay any payment to Nextel Partners' Class A shareholders. While any party invoking the challenge process must act in good faith, the fact that Nextel Communications is already suggesting -- before any valuations have been rendered -- that it could invoke the challenge process demonstrates that it is using the threat of the challenge process to raise the specter of uncertainty and delay into the put process.

        121. Nextel Communications also has previewed to the market its analysis of the Fair Market Value of the Class A shares and, in doing so, has made repeated statements to the effect that Nextel Partners' stock is overvalued, that the company is actually worth as little as half of its public market trading price, and that any put price must heavily discount the value of Nextel Partners because Nextel Partners is reliant upon iDEN technology. In this connection, on August 17, 2005, Nextel Communications filed what it called an "Investor Update Regarding Sprint PCS Affiliates and Nextel Partners" with the SEC. Ex. A. In that filing, Nextel Communications made false and misleading statements concerning the put process and the Fair Market Value definition, stated its view that Nextel Partners' stock had been inflated by speculation over the put and that Nextel Partners' stock was overvalued, and set forth various valuation metrics that suggested that Nextel Partners' Class A shares had a mean value of $11.30 to $13.00 per share.

        122. In response to this filing and at the request of the SEC, on August 19, Nextel Partners submitted a letter to the SEC detailing how Sprint Nextel had sought to mislead Nextel Partners shareholders. Ex. B. Among other things, Nextel Partners pointed out that the price of Nextel Partners' stock had underperformed its peers since the announcement of the Sprint-Nextel Communications merger. In fact, as reflected in Exhibit C hereto, since well before announcement of the Sprint-Nextel Communications merger, the rise in the price of Nextel Partners' stock has tracked the rise in Nextel Partners' Earnings Before Interest Taxes and Depreciation ("EBITDA"). The fact that this same relationship between Nextel Partners' EBITDA and stock price has continued since the merger announcement directly contradicts Nextel Communications' suggestions that Nextel Partners' trading price is inflated by speculation over the put.

        123. Nextel Communications also has sought to intimidate any potential third appraiser. In this connection, Paul Saleh, the former CFO of Nextel Communications and current CFO of Sprint Nextel, stated that any investment bank that agreed to serve as the third appraiser would be inclined to favor Sprint Nextel because it would be afraid that, if it did not do so, it would alienate Sprint Nextel and lose any chance of getting investment banking business from Sprint Nextel in the future. The effect of these statements is to create an incentive for any investment bank that might seek to curry favor with Sprint Nextel to favor Nextel Communications in the appraisal process.

        124. Nextel Communications also has refused to take any steps that would accelerate the put process or facilitate the exchange of the information it now claims that it needs. Specifically, Nextel Partners has asked Nextel Communications to appoint its appraiser in advance of the Nextel Partners shareholder vote in order to facilitate the exchange of information and work by the appraisers on their valuation. Nextel Communications has refused this request, and has insisted that it will wait until the 20th day after Nextel Partners' shareholders vote to exercise the put before it will name its appraiser.

                               FIRST COUNTERCLAIM
                              (Injunctive Relief)

        125. Nextel Partners repeats and realleges each allegation set forth above as if fully set forth herein.

        126. The Nextel Partners charter provides that the valuations by the two appraisers appointed by the parties must be completed within 45 days after the Start Date and that the valuation reports of those two appraisers must be disclosed to Nextel Partners' shareholders.

        127. The Nextel Partners charter provides that: (a) the third appraiser must be appointed within 60 days of the Start Date; (b) the third appraiser must deliver its valuation re-port within 30 days of its appointment; (c) the third appraiser will not be informed of the values determined by the party-appointed appraisers; and (d) the third appraiser must be a nationally recognized investment banker or appraiser.

        128. Based on the unambiguous charter requirement to render the first two appraisers' reports to Nextel Partners' public shareholders, and Nextel Partners' independent disclosure obligations as a public company, the Court should enter an order requiring the disclosure of the first two appraisers' reports to the Nextel Partners shareholders as required by the charter, but prohibiting the parties from informing the third appraiser of the values determined by the first two appraisers.

        129. Alternatively, the Court should enter an order directing the parties to select a third appraiser within 15 days after the Start Date and to require the third appraiser to deliver its sealed valuation report within 30 days after it is selected (i.e., by the 45th day after the Start Date, concurrently with delivery of the reports of the first two appraisers), to be used only under the terms set forth in Section 5.7 of Nextel Partners' charter.

        130. As hereinabove alleged, Sprint Nextel has made statements that are intended to have the effect of inducing any third appraiser to favor Nextel Communications in the appraisal process in order to curry its favor. Regardless of whether such statements have been made or communicated, the fact that Sprint Nextel will continue in business as a major consumer of investment banking services following the consummation of the put, whereas Nextel Partners will not, creates an incentive for a third appraiser to favor Nextel Communications.

        131. Accordingly, in addition to providing the above-requested relief, in order to assure that the third appraiser is not influenced by the prospect of gaining or losing investment banking business from Sprint Nextel, the Court should enter an order requiring the parties to provide in the retainer agreement with the third appraiser that the third appraiser will not solicit or accept investment banking business from Sprint Nextel or any of its subsidiaries for a period of three years from the completion of its appraisal.

                              SECOND COUNTERCLAIM
                              (Declaratory Relief)

        132. Nextel Partners repeats and realleges by reference each of the allegations set forth above as if fully set forth herein.

        133. An actual controversy exists between Nextel Partners and Nextel Communications regarding the interpretation and application of the terms and provisions of the charter relating to the put process and the determination of Fair Market Value:

        (a) Nextel Communications has claimed that if the appraisers choose to use a discounted cash flow analysis, they may not include a control premium. This position is directly contradicted by the Nextel Partners charter, which expressly provides that the value determined by the appraisers must "in all cases" include a control premium, regardless of what valuation methodology they choose to use.

        (b) Nextel Communications has claimed that in valuing Nextel Partners, the appraisers must discount the value of the company because it is reliant on iDEN technology and because Nextel Communications has the right under the joint venture agreements to prevent Nextel Partners from adapting its technology platform. This position is completely inconsistent with the express language of the charter, which provides: (i) that "In making the determination of Fair Market Value of the Corporation . . . there will be no discount or premium included in any valuation of [Nextel Partners] relative to its business as conducted or reasonably expected to be conducted due to the facts that . . . (x) Nextel directly or indirectly has, and may exercise, certain aspects of control over the

Corporation's business and the Corporation . . . [and] (z) there may be few potential buyers for the Corporation due to any real or perceived control of the Corporation exercised by Nextel or due to the fact that only Nextel has an identical technology platform"; and (ii) that "Fair Market Value shall be determined on the assumption that [Nextel Partners] is at least as valuable as if it were a part (although separable) of" [Nextel Communications]."

        (c) Nextel Partners has claimed that in valuing Nextel Partners, the appraisers must conclude that the "most recent unaffected stock price" of Nextel Partners stock pre-dates December 9, 2004, and that the appraisers' valuation must take this into account. This position is completely inconsistent with the express terms of the charter: (i) which leaves for the appraisers the discretion to determine the "most recent unaffected stock price" for themselves; (ii) which permits the appraisers to consider "the trading activity and history of" Nextel Partners stock without regard to any specific time frame, whether affected or unaffected; and (iii) which requires the appraisers only to "take into consideration" these stock prices and determine for themselves what weight, if any, should be given to those prices in reaching their determination.

        134. Accordingly, Nextel Partners seeks a declaration from the Court that its construction of the meaning of these provisions of the charter is correct.

        WHEREFORE, Nextel Partners respectfully requests that this Court enter judgment:

        1. Dismissing the Complaint in its entirety and with prejudice;

        2. Ordering the parties:

        (a) to conduct the appraisal in accordance with the timeframe specified in the Nextel Partners charter;

        (b) to provide full public disclosure of the first two appraisers' reports as required by the charter, but not to inform any third appraiser of the values determined by the first two appraisers or, alternatively, to direct their respective appraisers to designate the third appraiser on or prior to the fifteenth day after the Start Date and to require the third appraiser to complete its appraisal within 30 days after it is designated; and

        (c) to require the third appraiser to agree, as a condition of its retention, that it will not solicit or accept investment banking business from Sprint Nextel or any of its subsidiaries for a period of three years after it delivers its valuation;

        3. Declaring the rights of the parties under the put provision of the charter, namely that:

        (a) regardless of the valuation method or methods used, including Discounted Cash Flow analysis, each appraiser's valuation must include a control premium in their determination of Fair Market Value;

        (b) in determining Fair Market Value, the appraisers may not apply a discount to Nextel Partners' stock because Nextel Partners currently uses iDEN technology or because Nextel Communications must consent to any steps that Nextel Partners may make to adapt its technology; and

        (c) the appraisers are to determine the "most recent 'unaffected' public market stock price" of Nextel Partners Class A stock for themselves and to decide for themselves what weight, if any, to give to this or any other price or aspect of the trading history of

Nextel Partners' Class A stock, including current stock prices, in reaching their Fair Market Value determination;

        4. Retaining jurisdiction over the parties so that the Court may promptly resolve any future dispute that may arise and prevent Nextel Communications from injecting delay into the completion of the put process; and

        5. Granting Nextel Partners such other and further relief as the Court deems just and proper.


                                        ASHBY & GEDDES

OF COUNSEL:
                                        By: ____________________________________
Marc Wolinsky                               Philip Trainer, Jr. (#2788)
Steven R. DiPrima                           222 Delaware Avenue
Jonathan M. Moses                           P.O. Box 1150
Jed I. Bergman                              (302) 654-1666
Robert J. Liubicic                          Wilmington, DE  19899
Joshua A. Munn                              Attorneys for Defendant-Counterclaim
Deborah Martinez                            Plaintiff Nextel Partners, Inc.
WACHTELL, LIPTON, ROSEN & KATZ
51 West 52nd Street
New York, New York  10019
(212) 403-1000




Dated:  October 19, 2005